UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

5501 LBJ Freeway
5th Floor
Dallas
Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2021, Wingstop Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following proposals were voted upon:

Proposal 1: Election of Charles R. Morrison, Kate S. Lavelle and Kilandigalu (Kay) M. Madati to the Company’s Board of Directors (the “Board”), each to serve for a three-year term until the annual meeting of stockholders to be held in 2024.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Charles R. Morrison	21,738,100.84	5,604,433.50	965,100.00
Kate S. Lavelle	19,416,138.75	7,926,395.58	965,100.00
Kilandigalu (Kay) M. Madati	19,031,612.65	8,310,921.69	965,100.00

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Votes Cast For	Votes Cast Against	Abstentions
28,266,225.56	16,334.65	25,074.13

Proposal 3: Advisory vote to approve executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
20,125,278.14	7,180,739.07	36,517.13	965,100.00

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	June 1, 2021	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)